Exhibit 99.1

Shore Bancshares, Inc.
18 E. Dover Street
Easton, Maryland 21601
Phone 410-822-1400

PRESS RELEASE

Shore Bancshares Reports Third Quarter and Nine-Month Results

Easton, Maryland (10/26/2009) - Shore Bancshares, Inc. (NASDAQ - SHBI) reported net income available to common stockholders of $1.951 million or $0.23 per diluted common share for the third quarter of 2009, compared to $354 thousand or $0.04 per diluted common share for the second quarter of 2009 and $3.1 million or $0.37 per diluted common share for the third quarter of 2008.  Net income available to common stockholders for the first nine months of 2009 was $4.2 million or $0.50 per diluted common share, compared to $9.2 million or $1.10 per diluted common share for the first nine months of 2008.

Net income available to common stockholders was negatively impacted by dividends and discount accretion associated with the sale and subsequent repurchase of preferred stock under the U.S. Department of the Treasury’s Troubled Asset Relief Program Capital Purchase Program.  Although there was no impact from the dividends and accretion during the third quarter of 2009, the impact on the second quarter of 2009  was $1.5 million or $0.18 per share.  The comparable amount for the first nine months of 2009 was $1.9 million or $0.22 per share.

“Although we added $1.7 million to the provision for credit losses to keep pace with ongoing loan growth in new loans  plus higher levels of nonperforming assets and chargeoffs, we are pleased to report net income of nearly $2 million for the third quarter,” said W. Moorhead Vermilye,  president and chief executive officer.

“Our regional economy consistently outperforms the nation as a whole, but we are still working in an operating environment where asset quality concerns are likely to persist for the foreseeable future. We have been diligently moving problem loans through the resolution pipeline and expect to continue focusing resources on this area to maintain our traditional high-quality, conservative balance sheet. On the deposit side, we believe our people have done an excellent job managing our cost of funds, while also growing deposit balances by attracting customers who are seeking a leading locally-managed institution as a safe haven from market disruption,” said Vermilye.

The Company’s return on average assets for the third quarter of 2009 was 0.66%, compared to 0.13% and 1.19% for the quarters ended June 30, 2009 and September 30, 2008, respectively.  The return on average stockholders’ equity was 6.03% for the third quarter of 2009, compared to 1.07% for the second quarter of 2009 and 9.81% for the third quarter of 2008.

The Company’s return on average assets for the first nine months of 2009 was 0.50%, compared to 1.23% for the first nine months of 2008.  The return on average stockholders’ equity was 4.08% for the first nine months of 2009, compared to 9.95% for the same period in 2008.

Total assets were $1.158 billion at September 30, 2009, compared to $1.045 billion at the end of 2008, an increase of $113.0 million.  Total loans were $918.6 million and total deposits were $992.2 million, an increase of $30.1 million and $146.8 million, respectively, when compared to December 31, 2008.  The increase in deposits was primarily from the Company’s participation in the Promontory Insured Network Deposits Program (“IND”) beginning in the second quarter of 2009.  Total stockholders’ equity increased slightly from the end of 2008.

Review of Quarterly Financial Results
Net interest income for the third quarter of 2009 was $10.4 million, a 3.4% increase from the second quarter of 2009 and a 5.2% increase from the same period last year.  Higher average balances on earning assets and lower rates paid on interest bearing liabilities were sufficient to offset the decline in yields on earning assets.    The Company’s net interest margin was 3.79% for the third quarter of 2009, a decrease of 6 basis points when compared to the second quarter of 2009 and a decrease of 31 basis points when compared to the third quarter of 2008.

The provision for credit losses was $1.7 million for the three months ended September 30, 2009, which was the same for the three months ended June 30, 2009.  The comparable amount was $875 thousand for the three months ended September 30, 2008.  The continued large level of  provision expense was primarily in response to sustained growth in the loan portfolio, the overall increase in nonperforming assets and loan charge-offs, as well as overall economic conditions.  Net charge-offs were $1.8 million for the third quarter of 2009, $1.6 million for the second quarter of 2009 and $539 thousand for the third quarter of 2008.  Quarter-to-date annualized net charge-offs to average loans was 0.76% for the third quarter of 2009, 0.71% for the second quarter of 2009 and 0.25% for the third quarter of 2008. Nonperforming assets to total assets was 1.45% at September 30, 2009.  The comparable nonperforming asset ratio was 1.37% at June 30, 2009 and 0.72% at September 30, 2008.  The allowance for credit losses to period-end loans was 1.17% at both September 30, 2009 and  June 30, 2009 and 1.00% at September 30, 2008.  Management believes that the provision for credit losses and the resulting allowance were adequate at September 30, 2009.

Noninterest income for the third quarter of 2009 decreased 11.7% when compared to the second quarter of 2009 and decreased 10.0% when compared to the third quarter of 2008.  A mark to market gain on interest rate swaps of $420 thousand during the second quarter of 2009 and a decrease in insurance agency commissions of $149 thousand accounted for most of the decrease from the second quarter of 2009.  The decrease from the third quarter of 2008 was primarily due to a $1.3 million gain on the sale of a bank branch in August 2008.  The gain on the branch sale was partially offset by a $371 thousand other than temporary impairment of Freddie Mac Preferred Stock and a $337 thousand loss on the sale of the Company’s investment in Delmarva Bank Data Processing Center, Inc., an unconsolidated subsidiary.

Noninterest expense for the third quarter of 2009 decreased 3.7% when compared to the second quarter of 2009 and increased 9.2% when compared to the third quarter of 2008.  A significant portion of the fluctuations was due to FDIC insurance premium expense which decreased $462 thousand when compared to the second quarter of 2009 and increased $322 thousand when compared to the third quarter of 2008.  The  second quarter of 2009 included a special one-time assessment which totaled $513 thousand.

Review of Nine-Month Financial Results
Net interest income for the first nine months of 2009 was $30.6 million, an increase of 3.4% when compared to the first nine months of 2008.  Similar to the quarterly results reported above, higher average balances on earning assets and lower rates paid on interest bearing liabilities were sufficient to offset the decline in yields on earning assets.  The net interest margin declined 32 basis points from 4.22% for the first nine months of 2008 to 3.90% for the first nine months of 2009.

The provisions for credit losses for the nine months ended September 30, 2009 and 2008 were $5.3 million and $2.0 million, respectively.  Net charge-offs were $3.9 million and $885 thousand for the nine months ended September 30, 2009 and 2008, respectively.  Year-to-date annualized net charge-offs to average loans was 0.57% for the first nine months of 2009 and 0.14% for the first nine months of 2008.

Noninterest income for the nine months ended September 30, 2009 decreased 3.3% when compared to the same period in 2008.  The mark to market gain on interest rate swaps of $420 thousand during the second quarter of 2009, offset by a decrease in insurance agency commissions of $623 thousand, accounted for part of the decrease compared to the first nine months of 2008.  In addition, noninterest income for the first nine months of 2008 included the previously mentioned $1.3 million gain on the branch sale and the $708 thousand combined loss relating to the other than temporary impairment and the sale of the investment in the unconsolidated subsidiary.

Noninterest expense for the nine months ended September 30, 2009 increased 7.4% when compared to the same period in 2008.  A significant portion of the increase was due to increased FDIC insurance premium expense of $1.4 million when compared to the first nine months of 2008.  The increase in FDIC insurance premiums was attributable to higher overall rates, a one-time special assessment which totaled $513 thousand and growth in the Company’s total deposits.

Shore Bancshares Information
Shore Bancshares, Inc. is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland’s Eastern Shore.  It is the parent company of three banks, The Talbot Bank of Easton, Maryland, The Centreville National Bank of Maryland, and The Felton Bank; three insurance producer firms, The Avon-Dixon Agency, LLC, Elliott Wilson Insurance, LLC and Jack Martin and Associates, Inc; a wholesale insurance company, TSGIA, Inc; two insurance premium finance companies, Mubell Finance, LLC and ESFS, Inc; a registered investment adviser firm, Wye Financial Services, LLC; and a mortgage broker subsidiary, Wye Mortgage Group, LLC.

Forward-Looking Statements
This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements do not represent historical facts, but statements about management’s beliefs, plans and objectives.  These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions.  Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true.  These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements.  For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

For further information contact: W. Moorhead Vermilye, President and CEO, 410-822-1400

Shore Bancshares, Inc.	Page 4 of 8
Financial Highlights
(Dollars in thousands, except per share data)

	For the Three Months Ended			For the Nine Months Ended
	Sep. 30,			Sep. 30,
	2009	2008	% Change	2009	2008	% Change
PROFITABILITY FOR THE PERIOD
Net interest income	$10,428	$9,909	5.2%	$30,572	$29,571	3.4%
Provision for credit losses	1,702	875	94.5	5,318	1,952	172.4
Noninterest income	4,719	5,246	(10.0)	15,416	15,942	(3.3)
Noninterest expense	10,297	9,429	9.2	30,873	28,749	7.4
Income before income taxes	3,148	4,851	(35.1)	9,797	14,812	(33.9)
Income tax expense	1,197	1,780	(32.8)	3,740	5,603	(33.3)
Net income	1,951	3,071	(36.5)	6,057	9,209	(34.2)
Preferred stock dividends and discount accretion	-	-	-	1,876	-	-
Net income available to common shareholders	$1,951	$3,071	(36.5)	$4,181	$9,209	(54.6)

Return on average assets (1)	0.66%	1.19%	(44.5)%	0.50%	1.23%	(59.3)%
Return on average equity (1)	6.03	9.81	(38.5)	4.08	9.95	(59.0)
Net interest margin	3.79	4.10	(7.6)	3.90	4.22	(7.6)
Efficiency ratio - GAAP based	67.98	62.22	9.3	67.13	63.17	6.3

PER SHARE DATA
Basic net income per share	$0.23	$0.37	(37.8)%	$0.72	$1.10	(34.5)%
Basic net income per common share	0.23	0.37	(37.8)	0.50	1.10	(54.5)
Diluted net income per share	0.23	0.37	(37.8)	0.72	1.10	(34.5)
Diluted net income per common share	0.23	0.37	(37.8)	0.50	1.10	(54.5)
Dividends paid per common share	0.16	0.16	-	0.48	0.48	-
Book value per common share at period end	15.23	14.92	2.1
Tangible book value per common share at period end	12.68	12.30	3.1
Market value at period end	16.73	25.70	(34.9)
Market range:
High	20.72	27.25	(24.0)	24.43	27.25	(10.3)
Low	16.64	18.00	(7.6)	11.00	18.00	(38.9)

AT PERIOD END
Loans	$918,601	$865,437	6.1%
Securities	103,921	93,149	11.6
Assets	1,157,685	1,037,026	11.6
Deposits	992,196	839,217	18.2
Stockholders' equity	128,219	125,401	2.2

CAPITAL AND CREDIT QUALITY RATIOS
Average equity to average assets	11.01%	12.12%		12.29%	12.33%
Annualized net charge-offs to average loans	0.76	0.25		0.57	0.14
Allowance for credit losses to period-end loans	1.17	1.00
Nonperforming assets to total assets	1.45	0.72

(1) Calculation uses net income available to common shareholders.

Shore Bancshares, Inc.	Page 5 of 8
Consolidated Balance Sheets
(In thousands, except per share data)

				Sep. 30, 2009	Sep. 30, 2009
	Sep. 30,	Dec. 31,	Sep. 30,	compared to	compared to
	2009	2008	2008	Dec. 31, 2008	Sep. 30, 2008
ASSETS
Cash and due from banks	$13,699	$16,803	$21,883	(18.5)%	(37.4)%
Interest-bearing deposits with other banks	1,601	481	513	232.8	212.1
Federal funds sold	72,061	10,010	15,416	619.9	367.4
Investments available-for-sale (at fair value)	94,917	79,204	82,235	19.8	15.4
Investments held-to-maturity	9,004	10,252	10,914	(12.2)	(17.5)

Loans	918,601	888,528	865,437	3.4	6.1
Less: allowance for credit losses	(10,723)	(9,320)	(8,618)	15.1	24.4
Loans, net	907,878	879,208	856,819	3.3	6.0

Premises and equipment, net	14,012	13,855	14,097	1.1	(0.6)
Accrued interest receivable	4,769	4,606	5,023	3.5	(5.1)
Goodwill	15,954	15,954	15,954	-	-
Other intangible assets, net	5,535	5,921	6,050	(6.5)	(8.5)
Other real estate owned	2,062	148	-	1,293.2	-
Other assets	16,193	8,199	8,122	97.5	99.4

Total assets	$1,157,685	$1,044,641	$1,037,026	10.8	11.6

LIABILITIES
Noninterest-bearing deposits	$124,440	$102,584	$118,049	21.3	5.4
Interest-bearing deposits	867,756	742,787	721,168	16.8	20.3
Total deposits	992,196	845,371	839,217	17.4	18.2

Short-term borrowings	17,673	52,969	53,078	(66.6)	(66.7)
Long-term debt	1,947	7,947	8,485	(75.5)	(77.1)
Accrued interest payable and other liabilities	17,650	10,969	10,845	60.9	62.7
Total liabilities	1,029,466	917,256	911,625	12.2	12.9

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized
35,000,000 shares	84	84	84	-	-
Warrants	1,543	-	-	-	-
Additional paid in capital	29,844	29,768	29,744	0.3	0.3
Retained earnings	96,283	96,140	95,224	0.1	1.1
Accumulated other comprehensive income	465	1,393	349	(66.6)	33.2
Total stockholders' equity	128,219	127,385	125,401	0.7	2.2

Total liabilities and stockholders' equity	$1,157,685	$1,044,641	$1,037,026	10.8	11.6

Period-end common shares outstanding	8,419	8,405	8,405	0.2	0.2
Book value per common share	$15.23	$15.16	$14.92	0.5	2.1

Shore Bancshares, Inc.	Page 6 of 8
Consolidated Statements of Income
(In thousands, except per share data)

	For the Three Months Ended			For the Nine Months Ended
	Sep. 30,			Sep. 30,
	2009	2008	% Change	2009	2008	% Change
INTEREST INCOME
Interest and fees on loans	$14,001	$14,179	(1.3)%	$41,372	$42,700	(3.1)%
Interest and dividends on investment securities:
Taxable	800	924	(13.4)	2,324	2,949	(21.2)
Tax-exempt	77	95	(18.9)	241	327	(26.3)
Interest on federal funds sold	31	79	(60.8)	61	284	(78.5)
Interest on deposits with other banks	4	21	(81.0)	11	88	(87.5)
Total interest income	14,913	15,298	(2.5)	44,009	46,348	(5.0)

INTEREST EXPENSE
Interest on deposits	4,368	4,955	(11.8)	13,094	15,295	(14.4)
Interest on short-term borrowings	19	344	(94.5)	96	1,026	(90.6)
Interest on long-term debt	98	90	8.9	247	456	(45.8)
Total interest expense	4,485	5,389	(16.8)	13,437	16,777	(19.9)

NET INTEREST INCOME	10,428	9,909	5.2	30,572	29,571	3.4
Provision for credit losses	1,702	875	94.5	5,318	1,952	172.4

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	8,726	9,034	(3.4)	25,254	27,619	(8.6)

NONINTEREST INCOME
Service charges on deposit accounts	861	923	(6.7)	2,558	2,711	(5.6)
Investment securities gains	-	-	-	49	-	-
Other than temporary impairment of securities	-	(371)	100.0	-	(371)	100.0
Insurance agency commissions	2,744	2,845	(3.6)	8,972	9,595	(6.5)
Other noninterest income	1,114	1,849	(39.8)	3,837	4,007	(4.2)
Total noninterest income	4,719	5,246	(10.0)	15,416	15,942	(3.3)

NONINTEREST EXPENSE
Salaries and employee benefits	5,976	5,802	3.0	17,855	17,545	1.8
Occupancy expense	616	558	10.4	1,752	1,594	9.9
Furniture and equipment expense	299	310	(3.5)	915	894	2.3
Data processing	675	610	10.7	1,865	1,728	7.9
Directors' fees	109	131	(16.8)	394	426	(7.5)
Amortization of intangible assets	128	128	-	386	386	-
Other noninterest expenses	2,494	1,890	32.0	7,706	6,176	24.8
Total noninterest expense	10,297	9,429	9.2	30,873	28,749	7.4

Income before income taxes	3,148	4,851	(35.1)	9,797	14,812	(33.9)
Income tax expense	1,197	1,780	(32.8)	3,740	5,603	(33.3)

NET INCOME	1,951	3,071	(36.5)	6,057	9,209	(34.2)
Preferred stock dividends and discount accretion	-	-	-	1,876	-	-
Net income available to common shareholders	$1,951	$3,071	(36.5)	$4,181	$9,209	(54.6)

Weighted average shares outstanding - basic	8,419	8,405	0.2	8,412	8,398	0.2
Weighted average shares outstanding - diluted	8,423	8,411	0.1	8,416	8,405	0.1

Basic net income per share	$0.23	$0.37	(37.8)	$0.72	$1.10	(34.5)
Basic net income per common share	0.23	0.37	(37.8)	0.50	1.10	(54.5)
Diluted net income per share	0.23	0.37	(37.8)	0.72	1.10	(34.5)
Diluted net income per common share	0.23	0.37	(37.8)	0.50	1.10	(54.5)
Dividends paid per common share	0.16	0.16	-	0.48	0.48	-

Shore Bancshares, Inc.	Page 7 of 8
Financial Highlights By Quarter
(Dollars in thousands, except per share data)

	3rd quarter	2nd quarter	1st quarter	4th quarter	3rd quarter	3Q 09	3Q 09
	2009	2009	2009	2008	2008	compared to	compared to
	(3Q 09)	(2Q 09)	(1Q 09)	(4Q 08)	(3Q 08)	2Q 09	3Q 08
PROFITABILITY FOR THE PERIOD
Net interest income	$10,428	$10,086	$10,058	$10,348	$9,909	3.4%	5.2%
Provision for credit losses	1,702	1,681	1,935	1,385	875	1.2	94.5
Noninterest income	4,719	5,347	5,350	4,408	5,246	(11.7)	(10.0)
Noninterest expense	10,297	10,693	9,883	9,621	9,429	(3.7)	9.2
Income before income taxes	3,148	3,059	3,590	3,750	4,851	2.9	(35.1)
Income tax expense	1,197	1,166	1,377	1,489	1,780	2.7	(32.8)
Net income	1,951	1,893	2,213	2,261	3,071	3.1	(36.5)
Preferred stock dividends and discount accretion	-	1,539	337	-	-	(100.0)	-
Net income available to common shareholders	$1,951	$354	$1,876	$2,261	$3,071	451.1	(36.5)

Return on average assets (1)	0.66%	0.13%	0.72%	0.87%	1.19%	407.7%	(44.5)%
Return on average equity (1)	6.03	1.07	5.05	7.11	9.81	463.6	(38.5)
Net interest margin	3.79	3.85	4.09	4.24	4.10	(1.6)	(7.6)
Efficiency ratio - GAAP based	67.98	69.29	64.14	65.20	62.22	(1.9)	9.3

PER SHARE DATA
Basic net income per share	$0.23	$0.23	$0.26	$0.27	$0.37	-%	(37.8)%
Basic net income per common share	0.23	0.04	0.22	0.27	0.37	475.0	(37.8)
Diluted net income per share	0.23	0.22	0.26	0.27	0.37	4.5	(37.8)
Diluted net income per common share	0.23	0.04	0.22	0.27	0.37	475.0	(37.8)
Dividends paid per common share	0.16	0.16	0.16	0.16	0.16	-	-
Book value per common share at period end	15.23	15.19	15.38	15.16	14.92	0.3	2.1
Tangible book value per common share at period end	12.68	12.62	12.79	12.55	12.30	0.5	3.1
Market value at period end	16.73	17.94	16.75	23.99	25.70	(6.7)	(34.9)
Market range:
High	20.72	21.46	24.43	25.97	27.25	(3.4)	(24.0)
Low	16.64	15.18	11.00	17.50	18.00	9.6	(7.6)

AT PERIOD END
Loans	$918,601	$919,088	$908,118	$888,528	$865,437	(0.1)%	6.1%
Securities	103,921	89,272	78,953	89,456	93,149	16.4	11.6
Assets	1,157,685	1,158,212	1,075,934	1,044,641	1,037,026	(0.0)	11.6
Deposits	992,196	981,334	873,089	845,371	839,217	1.1	18.2
Stockholders' equity	128,219	127,876	152,781	127,385	125,401	0.3	2.2

CAPITAL AND CREDIT QUALITY RATIOS
Average equity to average assets	11.01%	11.84%	14.23%	12.22%	12.12%
Annualized net charge-offs to average loans	0.76	0.71	0.25	0.31	0.25
Allowance for credit losses to period-end loans	1.17	1.17	1.18	1.05	1.00
Nonperforming assets to total assets	1.45	1.37	0.85	0.79	0.72

(1) Calculation uses net income available to common shareholders.

Shore Bancshares, Inc.	Page 8 of 8
Consolidated Statements of Income By Quarter
(In thousands, except per share data)

						3Q 09	3Q 09
						compared to	compared to
	3Q 09	2Q 09	1Q 09	4Q 08	3Q 08	2Q 09	3Q 08
INTEREST INCOME
Interest and fees on loans	$14,001	$13,754	$13,617	$14,166	$14,179	1.8%	(1.3)%
Interest and dividends on investment securities:
Taxable	800	768	756	839	924	4.2	(13.4)
Tax-exempt	77	79	85	93	95	(2.5)	(18.9)
Interest on federal funds sold	31	23	7	24	79	34.8	(60.8)
Interest on deposits with other banks	4	6	1	4	21	(33.3)	(81.0)
Total interest income	14,913	14,630	14,466	15,126	15,298	1.9	(2.5)

INTEREST EXPENSE
Interest on deposits	4,368	4,441	4,285	4,582	4,955	(1.6)	(11.8)
Interest on short-term borrowings	19	28	49	121	344	(32.1)	(94.5)
Interest on long-term debt	98	75	74	75	90	30.7	8.9
Total interest expense	4,485	4,544	4,408	4,778	5,389	(1.3)	(16.8)

NET INTEREST INCOME	10,428	10,086	10,058	10,348	9,909	3.4	5.2
Provision for credit losses	1,702	1,681	1,935	1,385	875	1.2	94.5

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	8,726	8,405	8,123	8,963	9,034	3.8	(3.4)

NONINTEREST INCOME
Service charges on deposit accounts	861	888	809	889	923	(3.0)	(6.7)
Investment securities gains (losses)	-	-	49	(15)	-	-	-
Other than temporary impairment of securities	-	-	-	-	(371)	-	100.0
Insurance agency commissions	2,744	2,893	3,335	2,495	2,845	(5.2)	(3.6)
Other noninterest income	1,114	1,566	1,157	1,039	1,849	(28.9)	(39.8)
Total noninterest income	4,719	5,347	5,350	4,408	5,246	(11.7)	(10.0)

NONINTEREST EXPENSE
Salaries and employee benefits	5,976	5,959	5,920	5,776	5,802	0.3	3.0
Occupancy expense	616	587	549	585	558	4.9	10.4
Furniture and equipment expense	299	302	314	291	310	(1.0)	(3.5)
Data processing	675	580	610	595	610	16.4	10.7
Directors' fees	109	117	168	132	131	(6.8)	(16.8)
Amortization of intangible assets	128	129	129	129	128	(0.8)	-
Other noninterest expenses	2,494	3,019	2,193	2,113	1,890	(17.4)	32.0
Total noninterest expense	10,297	10,693	9,883	9,621	9,429	(3.7)	9.2

Income before income taxes	3,148	3,059	3,590	3,750	4,851	2.9	(35.1)
Income tax expense	1,197	1,166	1,377	1,489	1,780	2.7	(32.8)

NET INCOME	1,951	1,893	2,213	2,261	3,071	3.1	(36.5)
Preferred stock dividends and discount accretion	-	1,539	337	-	-	(100.0)	-
Net income available to common shareholders	$1,951	$354	$1,876	$2,261	$3,071	451.1	(36.5)

Weighted average shares outstanding - basic	8,419	8,413	8,405	8,405	8,405	0.1	0.2
Weighted average shares outstanding - diluted	8,423	8,417	8,408	8,410	8,411	0.1	0.1

Basic net income per share	$0.23	$0.23	$0.26	$0.27	$0.37	-	(37.8)
Basic net income per common share	0.23	0.04	0.22	0.27	0.37	475.0	(37.8)
Diluted net income per share	0.23	0.22	0.26	0.27	0.37	4.5	(37.8)
Diluted net income per common share	0.23	0.04	0.22	0.27	0.37	475.0	(37.8)
Dividends paid per common share	0.16	0.16	0.16	0.16	0.16	-	-